SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NO. 1

Registration Statement Under
THE SECURITIES ACT OF 1933

CEL-SCI CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

84-0916344	8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(IRS Employer I.D. Number)	(Address, including zip code, and telephone number including area of principal executive offices)

Geert Kersten 8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.
Hart & Hart
1624 Washington Street
Denver, Colorado 80203
(303) 839-0061

As soon as practicable after the effective date of this Registration Statement
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Securities to be Registered	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock offered by selling shareholders	8,501,441	$2.84	$24,144,092	$2,926

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CEL-SCI CORPORATION
Common Stock

By means of this prospectus:

●
a shareholder is offering to sell up to 500,000 shares of common stock which we issued in payment of amounts we owe to the shareholder for services provided in connection with our Phase III clinical trial

●
 and a number of our warrant holders are offering to sell up to 8,001,441 shares of our common stock which are issuable upon the exercise of our outstanding warrants,

The warrants were issued at various dates between February 2017 and July 2018. The shares issuable upon the exercise of the warrants were previously registered by means of a number of registration statements filed with the Securities and Exchange Commission. However the registration statements pertaining these shares have either expired or will expire in the near term.

The shareholder and the warrant holders are sometimes referred to in this prospectus as the “selling shareholders”.

 Although we will receive proceeds if any of the warrants are exercised, we will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering which are estimated to be $30,000.

Our common stock is traded on the NYSE American under the symbol CVM. On February 7, 2019 the closing price for our common stock was $2.84.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF OUR 2018 ANNUAL REPORT ON FORM 10-K WHICH IS INCORPORATED BY REFERENCE.

The date of this prospectus is February   , 2019.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you should read this entire prospectus carefully, including the documents incorporated by reference, in this prospectus before making an investment decision.

Our Company

We are dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)
Multikine® (Leukocyte Interleukin, Injection), or Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers;

2)
L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with two investigational therapies, LEAPS-H1N1-DC, a product candidate under development for the potential treatment of pandemic influenza in hospitalized patients, and CEL-2000 and CEL-4000, vaccine product candidates under development for the potential treatment of rheumatoid arthritis.

             We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182. Our telephone number is 703-506-9460 and our web site is www.cel-sci.com. Except for the information incorporated by reference, the information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The high and low closing prices of our common stock, as reported by the NYSE American, during the three months ended December 31, 2018 were $4.39 and $2.60, respectively.

As of February 7, 2019 we had 29,553,895 outstanding shares of common stock. This number excludes 14,138,592 shares that may be issued upon the exercise of outstanding warrants and options, with a weighted average exercise price of $5.61 per share.

The Offering

By means of this prospectus:

●
a shareholder is offering to sell up to 500,000 shares of common stock which we issued in payment of amounts we owe to the shareholder for services provided in connection with our Phase III clinical trial, and

●
 a number of our warrant holders are offering to sell up to 8,001,441 shares of our common stock which are issuable upon the exercise of our outstanding warrants.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and our need for additional capital.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●
our Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

●
our Current Report on Form 8-K filed with the SEC on October 23, 2018.

The documents incorporated by reference contain important information concerning:

●
our Business;

●
Risk Factors relating to an investment in our securities;

●
our Management and matters relating to Corporate Governance;

●
our Principal Shareholders; and

●
our Financial Statements and our Management’s Discussion of our Results of Operations and our Financial Conditions;

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference above, including exhibits. Requests should be directed to:

CEL-SCI Corporation
8229 Boone Blvd., #802
Vienna, Virginia 22182
(703) 506-9460

The documents incorporated by reference may be accessed at our website: www.cel-sci.com.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

●
the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;

●
our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceeding;

●
the success of our clinical studies for our product candidates;

●
our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

●
our expectations regarding federal, state and foreign regulatory requirements;

●
the therapeutic benefits and effectiveness of our product candidates;

●
the safety profile and related adverse events of our product candidates;

●
our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

●
our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

●
our expectations as to future financial performance, expense levels and liquidity sources;

●
our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

●
anticipated trends and challenges in our potential markets;

●
our ability to attract, retain and motivate key personnel;

●
our ability to continue as a going concern; and

●
our liquidity.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements contained in this prospectus and any document incorporated reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

DILUTION

As of September 30, 2018, we had a negative net book value. An investor purchasing shares in this offering will suffer dilution equal in amount to the difference between the price paid for the shares and our negative net tangible book value at the time of purchase.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 600,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

SELLING SHAREHOLDERS

As of January 8, 2019 we had outstanding bills to Ergomed, plc for services provided by Ergomed in connection with our Phase III clinical trial. On January 9, 2019 we issued Ergomed 500,000 shares of our common stock in payment of the amounts we owed Ergomed.

A number of our warrant holders are offering to sell up to 8,001,441 shares of our common stock which are issuable upon the exercise of our outstanding warrants. The warrants were issued at various dates between February 2017 and July 2018. The shares issuable upon the exercise of the warrants were previously registered by means of a number of registration statements filed with the Securities and Exchange Commission. However the registration statements pertaining these shares have either expired or will expire in the near term.

The shares owned by Ergomed and the shares which are issuable upon the exercise of the warrants are being offered by means of this prospectus

Ergomed and the warrant holders are sometimes referred to in this prospectus as the “selling shareholders”.

We will not receive any proceeds from the sale of the securities by the selling shareholders. We will pay all costs of registering the securities offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of their shares.

The selling shareholders are listed below.

Name of Selling Shareholder	Shares Owned	Warrant Series	Shares issuable upon exercise of warrants	Shares to be sold in this offering	Share ownership after offering
Ergomed	500,000	--	--	500,000	-
Anson Investments Master Fund LP	-	GG	200,000	200,000	-
Michael Vasinkevich	-	HH	12,900	12,900	-
Noam Rubinstein	-	HH	6,300	6,300	-
Mark Viklund	-	HH	600	600	-
Charles Worthman	-	HH	200	200	-
Intracoastal Capital, LLC	-	II	200,000	200,000	-
Sabby Volatility Warrant Master Fund, Ltd.	-	II	16,500	16,500	-
Michael Vasinkevich	-	JJ	19,350	19,350	-
Noam Rubinstein	-	JJ	9,450	9,450	-
Mark Viklund	-	JJ	900	900	-
Charles Worthman	-	JJ	300	300	-
Sabby Volatility Warrant Master Fund, Ltd.	-	KK	131,970	131,970	-
Sabby Healthcare Master Fund, Ltd.	-	KK	81,900	81,900	-
Michael Vasinkevich	-	LL	17,027	17,027	-
Noam Rubinstein	-	LL	8,315	8,315	-
Mark Viklund	-	LL	792	792	-
Charles Worthman	-	LL	264	264	-
Harald Wengust	-	MM	35,503	35,503	-
Christian Schleuning	-	MM	59,172	59,172	-
Dirk Oldenburg	-	MM	384,615	384,615	-
The Edward L. Cohen 2012 Descendants Trust	-	MM	118,343	118,343	-
Tom Ulie	-	MM	147,929	147,929	-
Geert Kersten	1,076,881	MM	147,929	147,929	1,076,881
Dirk Oldenburg	-	NN	131,004	131,004	-
de Clara Trust	321,421	NN	109,170	109,170	321,421
Kircos Family Revocable Inheritance Trust dated 8/8/13	-	NN	43,668	43,668	-
J.A. Wampler	-	NN	43,668	43,668	-
Christian Schleuning	-	NN	26,201	26,201	-
Heinz Matthies	-	NN	32,751	32,751	-

Edward Renzelli	-	NN	21,834	21,834	-
Allen H. Van Dyke	-	NN	10,917	10,917	-
The Edward L. Cohen 2012 Descendants Trust	-	NN	21,834	21,834	-
Tom Ulie	-	NN	43,668	43,668	-
Shea Hughes	-	NN	43,668	43,668	-
Patricia B. Prichep	191,760	NN	10,917	10,917	191,760
E-Consult KFT	-	OO	60,000	60,000	-
CVI Investments, Inc.	-	PP	112,500	112,500	-
Mark Viklund	-	QQ	2,625	2,625	-
Charles Worthman	-	QQ	875	875	-
Dirk Oldenburg	-	RR	1,430	1,430	-
Angela Brandenburg	-	RR	38,037	38,037	-
Geert Kersten	-	RR	100,000	100,000	-
de Clara Trust	-	RR	54,585	54,585	-
Kircos Family Revocable Inheritance Trust dated 8/8/13	-	RR	21,834	21,834	-
J.A. Wampler	-	RR	21,834	21,834	-
Heinz Matthies	-	RR	16,376	16,376	-
Edward Renzelli	-	RR	10,917	10,917	-
Allen H. Van Dyke	-	RR	5,459	5,459	-
The Edward L. Cohen 2012 Descendants Trust	-	RR	70,089	70,089	-
Tom Ulie	-	RR	95,799	95,799	-
Shea Hughes	-	RR	21,834	21,834	-
Patricia B. Prichep	-	RR	5,459	5,459	-
Geert Kersten	-	RR	73,965	73,965	-
Harald Wengust	-	RR	17,752	17,752	-
Christian Schleuning	-	SS	13,158	13,158	-
EIM Nominees Limited	-	SS	52,632	52,632	-
Dirk Oldenburg	-	SS	26,316	26,316	-
J.A. Wampler	-	SS	26,316	26,316	-
Heinz Matthies	-	SS	31,832	31,832	-
Andreas Moosmayer	-	SS	19,100	19,100	-
Claudia Kuen	-	SS	1,700	1,700	-
Edward Renzelli	-	SS	26,316	26,316	-
Michael Lucci Jr.	-	SS	39,474	39,474	-
Lance S. Gad	-	SS	200,000	200,000	-
Thomas G. Long	-	SS	13,158	13,158	-
The Edward L. Cohen 2012 Descendants Trust	-	SS	26,316	26,316	-
John P. Scott	-	SS	13,158	13,158	-
Angela Brandenburg	-	SS	52,632	52,632	-
James E. Besser	-	SS	52,632	52,632	-

MMCAP International Inc. SPC	-	SS	163,158	163,158	-
MAZ Patrners LP	-	SS	50,000	50,000	-
Dirk Oldenburg	-	TT	80,214	80,214	-
MAZ Partners LP	-	TT	40,107	40,107	-
The Edward L. Cohen 2012 Descendants Trust	-	TT	20,054	20,054	-
Angela Brandenburg	-	TT	40,107	40,107	-
MMCAP International Inc. SPC	-	TT	401,069	401,069	-
Tom Ulie	-	TT	100,268	100,268	-
Puritan Partners LLC	-	TT	80,214	80,214	-
National Bank Financial Inc. ITF Alpha Partners Fund Inc.	-	TT	100,268	100,268	-
William Hunnicutt	-	TT	20,054	20,054	-
Brant Investments Limited	-	TT	37,500	37,500	-
Duncree Holdings Inc.	-	TT	80,214	80,214	-
National Bank Financial Inc.	-	TT	120,321	120,321	-
Howard Jonas	-	TT	40,107	40,107	-
EIM Nominees Limited	-	TT	30,080	30,080	-
Felicia Ross	-	TT	20,250	20,250	-
Dirk Oldenburg	-	UU	55,787	55,787	-
de Clara Trust	-	UU	21,834	21,834	-
Kircos Family Revocable Inheritance Trust dated 8/8/13	-	UU	8,734	8,734	-
J.A. Wampler	-	UU	8,734	8,734	-
Edward Renzelli	-	UU	4,367	4,367	-
Allen H. Van Dyke	-	UU	2,183	2,183	-
Tom Ulie	-	UU	38,319	38,319	-
Shea Hughes	-	UU	8,734	8,734	-
Patricia B.Prichep	-	UU	2,183	2,183	-
Geert Kersten	-	UU	29,586	29,586	-
Harald Wengust	-	UU	7,101	7,101	-
Intracoastal Capital, LLC	-	VV	705,000	705,000	-
Bigger Capital Fund, LP	-	VV	200,000	200,000	-
Hudson Bay Master Fund Ltd.	-	VV	975,000	975,000	-
Noam Rubinstein	-	WW	61,425	61,425	-
Mark Viklund	-	WW	5,850	5,850	-
Charles Worthman	-	WW	1,950	1,950	-

The controlling persons of the non-individual selling shareholders are:

Name of Shareholder	Controlling Person
Ergomed	Stephen Stamp
Anson Investments Master Fund LP	Amin Nathoo
Intracoastal Capital, LLC	Mitchell Kopin and Daniel Asher
Sabby Volatility Warrant Master Fund, Ltd.	Robert Grundstein
Sabby Healthcare Master Fund, Ltd.	Robert Grundstein
E-Consult KFT	Heinz Matthies
de Clara Trust	Ralf Brandenburg
The Edward L. Cohen 2012 Descendants Trust	Debra Lerner Cohen and Jeffrey B. Stern
Kircos Family Revocable Trust	Marc Kircos
CVI Investments, Inc.	Martin Kobinger
Hudson Bay Master Fund Ltd.	George Antonopoulos
EIM Nominees Limited	Paul Whiteman
MMCAP International Inc. SPC	Hillel Meltz
MAZ Partners LP	Walter Schenker
National Bank Financial Inc./ITF Alpha Partners Fund Inc.	Steve Palmer
National Bank Financial Inc.	Charles Marleau
Puritan Partners LLC	Richard Smithline
Brant Investments Limited	Alfred Wirth
Duncree Holdings Inc.	Timothy Price
Bigger Capital Fund, LP	Michael Bigger

Geert Kersten, our Chief Executive Officer, a trust in which Geert Kersten holds a beneficial interest, and Patricia Prichep, our Senior Vice President of Operations, are among the selling shareholders. No other selling shareholder has, or had, any material relationship with us or our officers or directors.

The holders of the Series HH, JJ, LL, QQ and WW warrant are affiliated with H.C. Wainright & CO., a securities broker. To our knowledge, no other selling shareholder is affiliated with a securities broker.

The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

●
a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●
ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

●
face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling shareholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of its securities may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If the selling shareholder enters into an agreement to sell its securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised the selling shareholders that, in the event of a "distribution" of the securities owned by the selling shareholders, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of our common stock in connection with this offering.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission's Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

TABLE OF CONTENTS

Psge
PROSPECTUS SUMMARY	2
INCORPORATION OF DOCUMENTS BY REFERENCE	3
FORWARD LOOKING STATEMENTS	4
DILUTION	5
DESCRIPTION OF COMMON STOCK	5
SELLING SHAREHOLDER	5
AVAILABLE INFORMATION	10

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by CEL-SCI Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

PART II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	2,926
Legal Fees and Expenses	12500
Accounting Fees and Expenses	15000
Miscellaneous Expenses	-
TOTAL	30,426

All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15. Recent Sales of Unregistered Securities.

Note Reference
Between October 17, 2016 and February 7, 2019 the Company issued 509,126 shares of its common stock to persons in consideration of investor relations services. The 509,126 shares were valued at approximately $1,149,527.
A, C

On February 15, 2016 the Company sold 52,000 shares of common stock and 26,000 warrants to a private investor for $624,000.	A, C

Between January 2017 and August 2017, the Company issued warrants to:

●
persons who purchased registered shares of the Company’s common stock; and
●
the placement agent in these financings.

The warrants (Series GG through LL and Series OO through QQ) collectively allow the holders to purchase up to 3,369,868 shares of the Company’s common stock at prices between $3.594 and $2.30 per share. The warrants expire on various dates between February 2022 and February 2023.
A, B (as to Series GG and HH Warrants)

On June 22, 2017 the Company sold convertible notes in the principal amount of $1,510,000 to six private investors. The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company’s common stock at a conversion rate of $1.69. The purchasers of the convertible notes also received warrants (Series MM) which entitle the purchasers to acquire up to 893,491 shares of the Company’s common stock. The warrants are exercisable at a price of $1.86 per share and expire on June 22, 2022.
B, C

On July 24, 2017 the Company sold convertible notes in the principal amount of $1,235,000 to twelve private investors. The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company’s common stock at a conversion rate of $2.29. The purchasers of the convertible notes also received warrants (Series NN) which entitle the purchasers to acquire up to 539,300 shares of the Company’s common stock. The warrants are exercisable at a price of $2.52 per share and expire on July 24, 2022.
A, C

On July 26, 2017, the Company sold 100,000 shares of its common stock to an accredited investor at a price of $2.29 per share in a registered offering. The Company also issued to the investor in this offering warrants (Series OO) to purchase 60,000 shares of the Company’s common stock. The warrants can be exercised at a price of $2.52 per share at any time on or after January 31, 2018 and on or before July 31, 2022.
A

As of August 18, 2017 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On August 18, 2017 the Company issued Ergomed 480,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On August 22, 2017, the Company sold 1,750,000 registered shares of common stock and warrants (Series PP) to purchase 1,750,000 unregistered shares of the Company’s common stock at a combined offering price of $2.00 per share and warrant. The Series PP warrants have an exercise price of $2.30 per share, are exercisable on February 28, 2018 and expire on February 28, 2023. In addition, the Company issued warrants (Series QQ) to purchase 87,500 shares of unregistered common stock to the placement agent for this financing. The Series QQ warrants have an exercise price of $2.50, are exercisable on February 22, 2018 and expire on August 22, 2022.
A

On November 2, 2017 holders of convertible notes in the principal amount of $1,059,300 sold in June 2017 and holders of convertible notes in the principal amount of $1,235,000 sold in July 2017 agreed to extend the maturity date of these notes to September 21, 2018. In consideration for the extension of the maturity date of the convertible notes, the Company issued a total of 583,057 Series RR warrants to the convertible note holders that agreed to the extension. Each Series RR warrant entitles the holder to purchase one share of the Company's common stock. The Series RR warrants may be exercised at any time on or before October 30, 2022 at an exercise price of $1.65 per share.
A,C

On December 19, 2017 the Company sold 1,289,478 shares of common stock for $2,450,000 to 19 private investors. The purchasers of the common stock also received warrants (Series SS) which entitle the purchasers to acquire up to 1,289,478 shares of the Company’s common stock. The warrants are exercisable at a price of $2.09 per share and expire on December 18, 2022.
A, C

As of December 31, 2017 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On January 1, 2018 the Company issued Ergomed 660,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On February 5, 2018 the Company sold 2,501,145 shares of common stock for $4,677,140 to 20 private investors. The purchasers of the common stock also received warrants (Series TT) which entitle the purchasers to acquire up to 1,875,860 shares of the Company’s common stock. The Series TT warrants have an exercise price of $2.24, are exercisable on August 6, 2018 and expire on February 5, 2023.
A, C

As of May 15, 2018 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On May 16, 2018 the Company issued Ergomed 600,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On June 11, 2018 holders of notes in the principal amount of $1,860,000 converted their notes into 937,804 shares of the Company’s common stock. The Company issued 28,825 shares of its common stock for $80,710 in accrued but unpaid interest on the notes.
A, C

On July 2, 2018, the Company sold 3,900,000 shares of its common stock for aggregate gross proceeds of $5,070,000, or $1.30 per share, in a registered direct offering. In a concurrent private placement, the Company issued warrants (Series VV) to purchase 3,900,000 shares of CEL-SCI’s common stock. The warrants can be exercised at a price of $1.75 per share, commencing six months after the date of issuance and ending five and a half years after the date of issuance. In addition, the Company issue warrants to purchase up to 195,000 shares of CEL-SCI’s common stock to the Placement Agent (Series WW). The Series WW warrants are subject to a 180-day lock-up and may be exercised at any time on or after January 2, 2019 and on or before June 28, 2023 at a price of $1.625 per share.
A

On August 13, 2018, the Company sold 463,855 shares of its common stock for aggregate gross proceeds of $385,000, or $0.83 per share, in a private placement to four officers of the Company.	A, C

As of August 29, 2018, the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On August 30, 2018 the Company issued Ergomed 1,000,000 shares of its common stock in payment of the amounts it owed Ergomed.
A, C

As of January 8, 2019, the Company had outstanding payables to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On January 9, 2019 the Company issued Ergomed 500,000 shares of its common stock in payment of the amounts it owed Ergomed.
A, C

A.
 The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.
B.
The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.
C.
No commission or other form of remuneration was given to any person in connection with the sale or issuance of these securities.

Item 16. Exhibits and Financial Statement Schedules

Exhibits
3(a)	Articles of Incorporation	Incorporated by reference to Exhibit 3(a) of CEL-SCI's combined Registration Statement on Form S-1 and Post-Effective Amendment ("Registration Statement"), Registration Nos. 2-85547-D and 33-7531.

3(b)	Amended Articles	Incorporated by reference to Exhibit 3(a) of CEL-SCI's Registration Statement on Form S-1, Registration Nos. 2-85547-D and 33-7531.

3(c)	Amended Articles (Name change only)	Filed as Exhibit 3(c) to CEL-SCI's Registration Statement on Form S-1 Registration Statement (No. 33-34878).

3(d)	Bylaws	Incorporated by reference to Exhibit 3(b) of CEL-SCI's Registration Statement on Form S-1, Registration Nos. 2-85547-D and 33-7531.

3(e)	Amended Bylaws	Incorporated by reference to Exhibit 3(ii) of CEL-SCI’s report on Form 8-K dated March 16, 2015.

4	Shareholders Rights Agreement, as Amended	Incorporated by reference to Exhibit 4 filed with CEL-SCI’s 10-K report for the year ended September 30, 2015.

4(b)	Incentive Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(c)	Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on August 19, 2014 with the Company’s registration statement on Form S¬8 (File number 333-198244).

4(d)	Stock Bonus Plan	Incorporated by reference to Exhibit 4 (d) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(e)	Stock Compensation Plan	Incorporated by reference to Exhibit 4 (e) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(f)	2014 Incentive Stock Bonus Plan	Incorporated by reference to Exhibit 4 (c) filed with the Company’s registration statement on Form S-8 (333-198244).

5	Legal Opinion

10(l)	First Amendment to Development Supply and Distribution Agreement with Orient Europharma.	Incorporated by reference to Exhibit 10(m) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(m)	Exclusive License and Distribution Agreement with Teva Pharmaceutical Industries Ltd.	Incorporated by reference to Exhibit 10(n) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(n)	Lease Agreement	Incorporated by reference to Exhibit 10(o) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(p)	Licensing Agreement with Byron Biopharma	Incorporated by reference to Exhibit 10(i) of CEL-SCI’s report on Form 8-K dated March 27, 2009

10(z)	Development, Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(z) filed with CEL-SCI’s report on Form 10-K for the year ended September 30, 2003.

10(ii)	Securities Purchase Agreement and the form of the Series R warrant, which is an exhibit to the Securities Purchase Agreement	Incorporated by reference to Exhibit 10(ii) of CEL-SCI’s report on Form 8-K dated December 5, 2012.

10(nn)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the underwriting agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated October 8, 2013.

10(oo)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the Underwriting Agreement.	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated December 19, 2013.

10(pp)	Underwriting Agreement, together with the form of Series T warrant which is an exhibit to the warrant agent agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated April 15, 2014.

10(qq)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the warrant agent agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated October 23, 2014.

10(rr)	Assignment and Assumption Agreement with Teva Pharmaceutical Industries, Ltd. and GCP Clinical Studies, Ltd.	Incorporated by reference to Exhibit 10(rr) of CEL-SCI’s report on Form 10-K/A report for the year ended September 30, 2014 dated April 17, 2015.

10(ss)	Service Agreement with GCP Clinical Studies, Ltd., together with Amendment 1 thereto*	Incorporated by reference to Exhibit 10(ss) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (tt)	Joinder Agreement with PLIVA Hrvatska d.o.o.	Incorporated by reference to Exhibit 10(tt) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (uu)	Master Service Agreement with Ergomed Clinical Research, Ltd., and Clinical Trial Orders thereunder	Incorporated by reference to Exhibit 10(uu) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (vv)	Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research Ltd., dated April 19, 2013, as amended	Incorporated by reference to Exhibit 10(vv) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ww)	Co-Development and Revenue Sharing Agreement II: Cervical Intraepithelial Neoplasia in HIV/HPV co-infected women, with Ergomed Clinical Research Ltd., dated October 10, 2013, as amended	Incorporated by reference to Exhibit 10(ww) of CEL- first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (xx)	Co-Development and Revenue Sharing Agreement III: Anal warts and anal intraepithelial neoplasia in HIV/HPV co-infected patients, with Ergomed Clinical Research Ltd., dated October 24, 2013	Incorporated by reference to Exhibit 10(xx) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (yy)	Master Services Agreement with Aptiv Solutions, Inc.	Incorporated by reference to Exhibit 10(yy) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (zz)	Project Agreement Number 1 with Aptiv Solutions, Inc. together with Amendments 1 and 2 thereto*	Incorporated by reference to Exhibit 10(zz) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (aaa)	Second Amendment to Development Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(aaa) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ddd)	Warrant Agent Agreement (as amended), Series V warrants	Incorporated by reference to Exhibit 10 (ccc) of CEL-SCI’s report on Form 8-K filed on May 29, 2015.

10 (eee)	Assignment of Proceeds and Investment Agreement between CEL-SCI Corporation and Lake Whillans Vehicle 1.	Incorporated by reference to Exhibit 10 (ddd) of CEL-SCI’s report on Form 8-K filed on October 16, 2015.

10 (ggg)	Warrant Agent Agreement, Series W warrants	Incorporated by reference to Exhibit 10 (eee) of CEL-SCI’s report on Form 8-K filed on October 23, 2015.

10(iii)	Amendment to Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research, Ltd., dated September 15, 2015	Incorporated by reference to Exhibit 10 (iii) filed with CEL-SCI’s 10-K report for the year ended September 30, 2015.

10 (jjj)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(jjj) of CEL-SCI’s report on Form 8-K dated May 19, 2016.

10 (kkk)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(kkk) of CEL-SCI’s report on Form 8-K dated August 24, 2016.

10 (lll)	Termination Agreement with Maximilian de Clara	Incorporated by reference to Exhibit 10(lll) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10(mmm)	Employment Agreement with Geert Kersten (2016-2019)	Incorporated by reference to Exhibit 10(mmm) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (nnn)	Employment Agreement with Patricia Prichep (2016-2019)	Incorporated by reference to Exhibit 10(nnn) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (ooo)	Employment Agreement with Eyal Taylor (2016-2019)	Incorporated by reference to Exhibit 10(ooo) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (ppp)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(ppp) of CEL-SCI’s report on Form 8-K dated December 1, 2016.

10 (qqq)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(qqq) of CEL-SCI’s report on Form 8-K dated February 16, 2017.

10 (rrr)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(rrr) of CEL-SCI’s report on Form 8-K dated March 8, 2017.

10 (sss)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(sss) of CEL-SCI’s report on Form 8-K dated April 30, 2017.

10 (ttt)	Securities Purchase Agreement (sale of 100,000 shares to private investor, plus Series OO warrants).	Incorporated by reference to Exhibit 10(ttt) of CEL-SCI’s report on Form 8-K dated July 27, 2017.

10 (uuu)	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10(uuu) of CEL-SCI’s report on Form 8-K dated August 17, 2017.

10 (vvv)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(vvv) of CEL-SCI’s report on Form 8-K dated August 22, 2017.

10 (www)	Amendment No. 1 to Assignment of Proceeds and Investment Agreement	Incorporated by reference to Exhibit 10(www) of CEL-SCI’s report on Form 8-K dated November 2, 2017.

10 (xxx)	Amendment to Convertible Promissory Notes	Incorporated by reference to Exhibit 10(xxx) of CEL-SCI’s registration statement on Form S-1 dated January 5, 2018.

10 (zzz)	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10(zzz) of CEL-SCI’s report on Form 8-K dated January 1, 2018.

10.1	Securities Purchase Agreements (December 2017 Financing)	Incorporated by reference to Exhibit 10.1 of CEL-SCI’s registration statement on Form S-1 dated January 5, 2018.

10.2	Securities Purchase Agreements (February 2018 Financing)	Incorporated by reference to Exhibit 10.1 of CEL-SCI’s registration statement on Form S-1 dated February 14, 2018.

10.3	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10.3 of CEL-SCI’s report on Form 8-K dated May 21, 2018.

10.4	Securities Purchase Agreement	Incorporated by reference to Exhibit 10.4 of CEL-SCI’s report on Form 8-K dated June 29, 2018.

10.5	Securities Purchase Agreement	Incorporated by reference to Exhibit 10.5 of CEL-SCI’s report on Form 8-K dated August 31, 2018.

23.1	Consent of Hart & Hart, LLC

23.2	Consent of BDO USA, LLP

*
Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (*)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Vienna, Virginia on the 11th day of February, 2019.

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Geert Kersten	Chief Executive, Financial and Accounting Officer and a Director	February 11 , 2019
Geert Kersten

/s/ Peter Young	Director	February 11, 2019
Peter R. Young Ph.D

/s/ Bruno Baillavoine	Director	February 11, 2019
Bruno Baillavoine

/s/ Robert Watson	Director	February 11, 2019
Robert Watson